CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated March 1, 2021, relating to the financial statements and financial highlights of Kensington Managed Income Fund and Kensington Dynamic Growth Fund (the “Funds”), each a series of Advisors Preferred Trust, for the period ended December 31, 2020, and to the references to our firm under the headings “Financial Highlights” in the Prospectus.

Cohen & Company, Ltd.

Chicago, Illinois

April 27, 2021